{B2003185; 1}

S&W 4.26.16
CONVERTIBLE NOTE EXCHANGE AGREEMENT
CONVERTIBLE NOTE EXCHANGE AGREEMENT, dated as set forth on the signature page, by and among American DG Energy Inc., a Delaware corporation (“ADGE”), and the individual or entity identified on the signature page (the “Investor”).
W I T N E S S E T H:
WHEREAS, ADGE is the owner of shares of common stock of EuroSite Power Inc., a Delaware corporation (“EuroSite”), and the Investor is the owner of one or more convertible promissory notes (the “Notes”) of ADGE. ADGE and the Investor have agreed to exchange the Investor’s Notes for shares of common stock of EuroSite (“EuroSite Shares”) owned by ADGE. The principal amount of the Notes being exchanged and the number of EuroSite Shares being exchanged for such Notes are set forth in the aggregate on “Exhibit A - Debt Swap Schedule” and individually n the signature page.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:
1.Exchange of Notes.
(a)Exchange. The Investor hereby transfers to ADGE the Notes shown on the signature page. The Investor is endorsing the Notes to ADGE and will deliver the Notes to ADGE as soon as practicable. Concurrently, ADGE hereby transfers EuroSite Shares it owns to the Investor, all as set forth in Exhibit A and on the signature page. ADGE will effect the transfer through the facilities of the Depositary Trust Company, if permitted, or as otherwise directed by the Investor. The Investor acknowledges that, giving effect to the foregoing exchange, ADGE has no obligation of any nature to the Investor, including accrued interest, in respect of the Notes being exchanged and any other money borrowed by ADGE from the Investor.
(b)Investor Repays for Prepaid Interest. The parties acknowledge that ADGE has prepaid a certain amount of interest on the Notes to the Investor. The calculation of the number of EuroSite Shares being exchanged is a fraction, (i) the numerator of which is the principal amount of the Notes minus the amount of prepaid interest on the Notes for a period of 18 months, and as set forth on Exhibit A, (ii) and the denominator of which is the price per share indicated in Exhibit A and the signature page.
2.Representations and Warranties of the Investor. The Investor hereby makes the following representations and warranties to ADGE, each and all of which shall survive the execution and delivery of this Agreement:
(a)Existence. The Investor, if an entity, is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
(b)Authorization. This Agreement has been duly and validly authorized, executed and delivered by the Investor and constitutes a binding obligation of the Investor, enforceable against it in accordance with its terms.
(c)Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor’s representation to ADGE that the EuroSite Shares being acquired by the Investor hereunder are being acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to any person or entity, with respect to any of the EuroSite Shares being acquired by the Investor.

(d)Accredited Investor. The Investor is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D (“Regulation D”) of the Securities Act of 1933, as amended (together with the regulations thereunder, the “Securities Act”). The Investor further represents that it is not a “U.S. Person” as such term is defined in Regulation S under the Securities Act, did not receive an offer to make the above-described exchange while in the United States, and will not hedge the Investor’s position in EuroSite shares in violation of the Securities Act.
(e)Restricted Securities. The Investor understands that the EuroSite Shares being acquired by the Investor hereunder may only be transferred or resold by way of registration of such shares for resale under the Securities Act, or an applicable exemption under the Securities Act. The EuroSite Shares being delivered will contain a restrictive legend to that effect.
(f)No Other Approval. The Investor represents that no authorization, approval, consent or license of any government or governmental entity is required to be obtained by the Investor in connection with this Agreement.
3.Representations and Warranties of ADGE. ADGE makes the following representations and warranties to the Investor as of the date hereof, each and all of which shall survive the execution and delivery of this Agreement:
(a)    Organization, Good Standing, Corporate Power and Qualification. ADGE is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.
(a)Authorization. This Agreement has been duly and validly authorized, executed and delivered by ADGE and constitutes a binding obligation of ADGE.
(b)Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of ADGE in order to validly consummate the transactions contemplated by this Agreement.
(c)Ownership. ADGE owns the entire right, title and interest in the EuroSite Shares being transferred hereunder, and will transfer such shares to the Investor, free and clear of all liens or other encumbrances.
4.Miscellaneous.
(a)    Successors and Assigns. The rights and obligations of the parties shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
(b)    Waiver and Amendment. The provisions of this Agreement may be amended or waived only by the written consent of ADGE and the Investor.
(c)    Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed email or fax if sent during normal business hours of the recipient, and if after normal business hours of the recipient, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) three (3) days after deposit with an internationally recognized overnight courier with written verification of receipt. All communications to an Investor shall be sent to its address shown on the signature pages hereto. All communications to ADGE shall be sent to its chief executive officer at the address indicated on its website.
(a)Governing Law. This Agreement and any controversy arising out of or related thereto shall be governed by, and construed in accordance with, the laws of the state of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of law.
(b)Jurisdiction. The competent courts in the state of New York shall have exclusive jurisdiction over any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof.
(c)Counterparts; Fax. This Agreement may be executed and delivered by fax or .pdf signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(d)Costs and Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.
[Signature page immediately follows.]

24726.63-911849 v3{B2003185; 1}

American DG Energy Inc.
Signature page to Convertible Note Exchange Agreement
IN WITNESS WHEREOF, the parties hereto have caused this Convertible Note Exchange Agreement to be signed and effective as of the following date.
Dated: April __, 2016
AMERICAN DG ENERGY INC.
By: _________________________
Name: Bonnie J. Brown
Title: Chief Financial Officer
INVESTOR:

$
Principal amount of Notes being exchanged	Investor’s name
$
Prepaid interest (deducted from principal for purposes of the exchange)
$0.575	Investor’s signature
Exchange price per EuroSite Share	Title of signatory, if Investor is an entity

Address of the Investor
Number of EuroSite Shares being exchanged

Email address: ___________________________

Fax number: ___________________________

Social Security/Tax ID No. (if applicable): ______________________

Exhibit A - Debt Swap Schedule

Investor	Principal amount	Investor Repays for Prepaid interest (18 months @ 6%)	Net investment	Price Per Share	Number of Shares

International Pension Trust (IPP)*	$ 6,900,000	$ 621,000	$ 6,279,000	$ 0.575	10,920,000
International Retirement Plan (IRP)	10,100,000	909,000	9,191,000	$ 0.575	15,984,348
John N. Hatsopoulos	2,400,000	216,000	2,184,000	$ 0.575	3,798,261
Total Debt Swap	$ 19,400,000	$ 1,746,000	$ 17,654,000		30,702,609

* Or Trifon Natsis and Despina Pantopoulou